Exhibit 10.2

FIRST AMENDMENT TO

FDO HOLDINGS, INC. AMENDED & RESTATED

2011 STOCK INCENTIVE PLAN

WHEREAS, FDO Holdings, Inc. (the “Company”) maintains the FDO Holdings, Inc. Amended & Restated 2011 Stock Incentive Plan (as amended, the “Plan”);

WHEREAS, pursuant to Article X of the Plan, the Board of Directors of the Company (the “Board”), may at any time amend the Plan to increase the aggregate number of shares of common stock of the Company that may be issued under the Plan, provided such increase is approved by the shareholders of the Company; and

WHEREAS, the Board desires to amend the Plan as set forth herein to increase the number of shares of common stock of the Company that may be issued under the Plan.

NOW, THEREFORE, pursuant to Article X of the Plan, effective as of the date so approved by the shareholders of the Company, the first sentence of Section 4.1 of the Plan is hereby replaced in its entirety with the following sentences:

“The aggregate number of shares of Common Stock that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted under the Plan, including with respect to Incentive Stock Options, shall not exceed 33,500 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.”

IN WITNESS WHEREOF, the Board and a majority of the stockholders of the Company have approved the amendment to the Plan as set forth herein, the Board has authorized the undersigned officer of the Company to execute this amendment, and the undersigned has caused this amendment to be executed this 13th day of December, 2012.

FDO HOLDINGS, INC.

By:	/s/ Trevor Lang
Name: Trevor Lang
Title: Chief Financial Officer